CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE
BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                 Exhibit 10.4.26

                           GEOTHERMAL RESOURCES LEASE

              THIS LEASE, entered into this 27th day of June, 1988, by and between BERNICE GUISTI, JUDITH HARVEY and KAREN THOMPSON, Trustees and
Beneficiaries of the Guisti Trust ("Lessor"), and FAR WEST CAPITAL, INC., a Utah
corporation ("Lessee").

              1. INTEREST GRANTED:

              In consideration of the covenants and agreements contained herein,
Lessor hereby grants and leases to Lessee the exclusive right and privilege to drill for, extract, produce, remove, utilize, sell, and dispose of geothermal steam and associated geothermal resources as defined in NRS 534A.010,
(hereinafter called "geothermal resources"), in or under that certain parcel of property (the "Premises") consisting of approximately sixty (60) acres, as more particularly described as follows:

               All that certain real property consisting of 60 acres located in
               Washoe County, state of Nevada, more particularly described as the W1/2 NE 1/4 SE 1/4 and the SE 1/4 SE 1/4 Section 29, T. 18
               N., R. 20 E., M.D.B.&M.

together with:

              (a) The non-exclusive right to conduct within the leased area geological and geophysical exploration;

              (b) The right to construct or erect and to use, operate, and maintain within the leased area, together with ingress and egress thereupon, all wells, pumps, pipes, pipe lines, buildings, plants, stumps, brine pits, reservoirs, tanks, waterworks, pumping stations, roads, electric power generating plants, transmission lines, industrial facilities, electric telegraph or telephone lines, and such other works and structures and to use so much of the surface of the land may be reasonably necessary or convenient for the production, utilization, and processing of geothermal resources or for the full enjoyment of the rights granted by this Lease, subject to applicable laws and regulations.
       The Lessor shall have the right to

       approve the location of the various facilities including plant, lines, wells, pipes, etc., provided that approval shall not be unreasonably withheld.

              (c) The non-exclusive right to drill potable water wells in accordance with Nevada statutory water laws within the leased area and to use the water produced therefrom for operation of the leased lands, free of costs, provided that such drilling and development conducted in such a way that they do not interfere with Lessor's activities on the leased land.

              (d) The right, without the payment of royalties hereunder, to reinject into the leased lands geothermal resources and condensates to the extent that such resources and condensates are not utilized; but their reinjection is necessary for operation under this Lease in the recovery or processing of geothermal resources. If the Lessee, pursuant to a plan approved by the Nevada Division of Environmental Protection, disposes of the usable brine and waste products into underlying formations, it may do so without the payment of royalties.

              2. TERM:

              The term of this Lease shall commence upon the date of its execution and subject to the conditions set forth below shall continue for a term of twenty (20) years and for so long thereafter as geothermal resources are produced or utilized in commercial quantities on the leased property, or lands pooled or unitized therewith.

              (a) Within ninety (90) days of date hereof, Lessee shall decide whether or not to construct a production well upon the Premises. A production well shall be defined as one of adequate size and depth to supply a conventional geothermal power generation project. Should Lessee choose not to construct the production well, then it shall promptly notify

       Lessor of such fact. In that event, this Geothermal Resource Lease shall be immediately terminated, without further liability of either party. In the event Lessee elects to construct a production well, then such construction shall be concluded by February 1, 1989.

              (b) In the event Lessee drills a well on the Premises for the purpose of producing geothermal fluid in commercial quantities, the term of this Lease shall be automatically extended for five years from the date of execution hereof.

              (c) If Lessee shall obtain a contract for the sale of electrical energy generated by the use of geothermal fluids produced from the
       Premises during either of the periods in subparagraphs (a) or (b) above, then in that event the term of this Lease shall be automatically extended for an additional three years from the termination date that would otherwise be applicable. If a power plant capable of generating electrical energy by the use of geothermal fluids is thereafter constructed within the extended lease term then the Lease term shall then be as provided in the initial paragraph of this section 2.

              3. RENTALS AND ROYALTIES:

              (a) After Lessee has commenced the production of electrical energy, Lessee may, at its option, suspend or defer such production. If
       Lessee does not then resume production within one year, Lessee shall pay rent for the year, in arrears, at the rate of $*** per acre. If production is suspended for more than eighteen (18) months at any one time, this agreement shall terminate automatically as to both parties.

              (b) Royalty. On or before the last day of the calendar month after the month of commencement of production in commercial quantities of geothermal resources and thereafter on a monthly basis, the Lessee shall pay to the Lessor:

*** Confidential material redacted and filed separately with the Commission.

                    (i) During the period of time required to amortize the
              initial long term financing (as opposed to construction financing)
              of a plant built to generate electrical energy utilizing
              geothermal resources produced from the Premises (which period shall not exceed 10 years), a royalty equal to the greater of (a)
              *** percent (***%) of the gross sales of electricity from a power plant built upon or utilizing geothermal resources from the
              Premises, or land pooled or unitized therewith or (b) *** percent
              (***%) of the Net Distributable Cash Flow derived from such sales.

                    (ii) After the initial long term financing is amortized,
              Lessor may elect to receive a royalty of *** percent (***%) of the
              Net Distributable Cash Flow or *** percent (***%) of the gross sales of electricity from a power plant built upon or utilizing geothermal fluids produced from the Premises or land pooled or unitized therewith.

              (c) For purposes of this agreement "Net Distributable Cash Flow"
       shall mean all cash proceeds from the sale of electrical power generated from geothermal resources produced from the Premises less debt service, operating cost, insurance, legal, accounting, or other expert or consulting services, taxes including but not limited to severance and property taxes and other expenses or costs directly attributable to ownership or operation of the power plant and reasonable overhead and administrative cost reasonably allocable to the management of the power plant.

              4. TAXES AND ASSESSMENTS:

              Taxes and Improvements. Lessee shall pay all taxes levied against the Property and against the Lessee's improvements on the Property. Lessor shall promptly supply Lessee all tax notices and statements. Should Lessor install improvements upon the real property, then Lessor

*** Confidential material redacted and filed separately with the Commission.

shall pay its pro rata and fair share of the real property and ad valorem real property taxes. Lessee, at its option, may pay and discharge any delinquent taxes, mortgages, trust deeds, or, other delinquent liens or encumbrances existing, levied or assessed on or against the Property. If Lessee exercises such option, Lessee thereof and shall have the right, in addition to other remedies provided by law or equity, to reimburse itself by applying to the discharge of any such mortgage, tax, or other lien or encumbrance any and all payments accruing to Lessor hereunder.

              Severance Taxes. If any tax should be levied or assessed against
Geothermal Resources appurtenant to or produced from the Property, Lessor shall pay its royalty share (as determined pursuant to Section 2.3) of such taxes and
Lessee shall pay the remainder.

              Depletion Allowance. In the event income tax depletion allowances become available to Lessor and become available to the Property, then Lessor shall be allocated its royalty share (as determined pursuant to section 2.3) of any such available income tax depletion allowances and Lessee shall be allocated the remainder.

              5. WELLS:

              (a) Lessee shall not drill or operate water wells or take water in such a way as to injure water wells, ponds or reservoirs of Lessor or interfere with or restrict the supply of water to Lessor or its tenants for domestic, livestock, or agricultural use. If Lessee elects to permanently abandon any well drilled by Lessee on the leased land, Lessor shall have the option of requiring, in writing, that Lessee turn over such well to Lessor. In that event, Lessee shall have the right to remove the pump, motor, and ancillary equipment. Lessor shall have the right to possession and ownership of the well and will assume all responsibility for plugging when abandoned and bonding the well as required by Nevada law. Conversely, should Lessor choose to abandon the well, then Lessee agrees to plug

       each well in accordance with the then existing regulations of the Nevada
       State Engineer and the Nevada Department of Minerals.

              (b) Subject to the terms of this paragraph 5, within six (6)
       months after abandonment of any well, including those abandonments resulting from termination of this Lease, Lessee shall remove all machinery, material, and structures used in connection with said well and not used in its other operations, if any, on the leased land, and shall fill in and level off all excavations, pits, or other alterations to the surface of the leased land caused in connection with said well, and, insofar as practical, shall, restore the leased land and the means of ingress and egress to as good a condition as existed when Lessee commenced operations under this Lease, except reasonable wear and tear, acts of nature and conditions beyond the control of Lessee.

              6. COMMINGLING, POOLING, AND UNITIZATION:

              (a) Lessee shall have the right to commingle (for purposes of storing, transporting, handling, unitizing, selling or processing)
       geothermal resources produced or extracted from the leased land and lands pooled, unitized or combined therewith, with similar substances produced or extracted from other lands or units. In the event of such commingling,
       Lessee shall meter, gauge, or measure, according to prevalent industry standards, the production from the Premises at the well head, or from the unit or units including the leased land or other units or lands, as applicable, and compute and pay Lessor's royalty attributable to Lessor's land on the basis of such production as so determined or allocated.

              (b) Lessee may, as a recurring right for drilling, development or operating purposes, pool, unitize, or combine all or part of the leased land into a unit with any other land or lands (whether held by Lessee or others), whether or not adjacent or contiguous, which

       Lessee desires to develop or operate as a unit. Any well (whether or not
       Lessee's well) commenced, drilled, drilling and/or producing or being capable of producing in any part of such unit shall for all purposes of this Lease be deemed a well commenced, drilled, drilling and/or producing on the leased land, and the Lessee shall have the same rights and obligations with respect thereto and the drilling and producing operations upon the lands from time to time included within any such unit as Lessee would have if such lands constituted the leased lands;
       provided, however, that notwithstanding this or any other provision or provisions of this Lease to the contrary:

                    (i) Production as to which royalty is payable from any such wells or wells drilled upon any such unit, whether located on the leased land or other lands, shall be allocated to the leased land in the proportion that the acreage of the leased land in such unit bears to the total acreage of such unit. Such allocated portion thereof shall for all purposes be considered as having been produced from the leased land, and the royalty, payable under this
              Lease with respect to the leased land in such unit shall be payable only upon that proportion of production so allocated, and

                    (ii) If taxes of any kind are levied or assessed (other than taxes on the surface and on Lessor's improvements), any portion of which is chargeable to Lessor under the provisions of this Lease, then this share of such taxes to be borne by Lessor shall be in proportion to the share of the production from such unit allocated to the leased land.

              7. RESERVATIONS TO LESSOR:

              All rights in the leased area not granted to Lessee by this Lease are hereby reserved to Lessor. Without limiting the generality of the foregoing, such reserved rights include:

              (a) Disposal - the right to sell or otherwise dispose of the surface of the leased lands or any resource in the leased lands under existing laws, or laws hereinafter enacted, subject to the rights of the
       Lessee under this Lease.

              (b) Rights of Way - the right to authorize geological and
       geophysical explorations on the leased land which do not interfere with or endanger actual operations under this Lease and the right to grant such easements or rights of way for joint or several use upon, through, or in the leased area for steam lines and other public or private purposes which do not interfere with or endanger planned or actual operations or facilities constructed under this Lease.

              (c) Mineral Rights - the ownership of the right to extract minerals, oil, hydrocarbon gas, and helium from the leased lands.

              (d) Casing - the right to acquire the well and casing at the fair market value of the casing where the Lessee finds only potable water, and such water is not required in lease operations.

              (e) Measurements - the right to measure geothermal resources and to sample any production thereof.

              (f) Exploit Unused Geothermal Potential - to the extent Lessee does not construct a power plant which utilizes the full potential of the geothermal resource available from the Premises (estimated to be capable of serving a ten (10) megawatt plant) or is not preceding in a reasonable manner to expand its plant within a reasonable period, Lessor shall have the right after giving twelve (12) months' written notice to construct a power plant to utilize the potential not being exploited by Lessee's power plant or power plants. However, Lessor shall not construct an additional power plant if Lessee provides an opinion of

       Geothermex, Inc. which opinion states that the plant planned by Lessor would adversely affect the geothermal fluids or the use of the geothermal resource currently being made by Lessee.

              8. DEFAULT AND TERMINATION:

              Whenever the Lessee fails to comply with any of the terms and provisions of this Lease, and does not commence to remedy such failure within ninety (90) days after receipt of written notice from Lessor, the Lessor may (a)
suspend operations until the requested action is taken to correct the noncompliance, or (b) cancel this Lease by delivering written notice of its intent to do so to Lessee. Such cancellations shall be effective immediately upon delivery of said notice. The following property shall be excepted from any
Lease termination hereunder as a result of default: (a) each and any well then capable of producing in commercial quantities the substances covered by this
Lease, and in respect to which Lessee is not in default; and (b) rights of way and easements across lands subject to such Lease termination, which rights of way and easements are necessary for conducting Lessee's operations on or in the vicinity of the lands retained, with respect to which Lessee is not in default, including sites for electric generating units.

              9. INDEMNIFICATION:

              The Lessee shall indemnify and hold harmless Lessor, its officers, agents and employees from any and all claims for liability of any kind arising from or connected with Lessee's activities and operations under this Lease.
Lessee shall pay to the person beneficially interested in the damaged object all damages caused by Lessee's operations on the surface of the leased land, including but not limited to damages to growing crops, pasture and improvements on

the leased land, or to animals or livestock. Lessee agrees to take reasonable steps to prevent its operation from:

              (a) Causing or contributing to soil erosion, or to the injury to soil conserving structures on the leased land;

              (b) Polluting the waters of reservoirs, springs, streams, or water wells on the leased land;

              (c) Damaging crops or pasture, consistent with the purposes of this Lease; or

              (d) Harming or injuring in any way the animals or livestock owned by Lessor or his tenants, or kept or pastured on the leased land, including the erection and maintenance of fences, gates, and cattle guards where necessary for such purposes.

              In no event shall Lessor be indemnified for liability or loss resulting from its sole negligence.

              10.     CONDEMNATION:

              Eminent domain proceedings resulting in the condemnation of a part of the Premises leased herein, but leaving the remaining Premises reasonably usable by Lessee for the purposes of the activities described in paragraph 1 above, will not terminate this Lease unless Lessor and Lessee mutually agree to such termination. The effect of any such partial condemnation will be to terminate the Lease as to the portion of the Premises condemned, and the Lease of the remainder of the Premises shall remain intact. Lessee hereby assigns and transfers to Lessor any claim it may have to compensation for damages or award as a result of any condemnation, that does not materially impair its ability to carry out the activities described in paragraph 1.

                                       10

              11. PERMITTING:

              Lessee shall obtain and maintain any and all permits, licenses, and governmental approvals necessary for the conduct of Lessee's activities on the leased land. All labor to be performed and material to be furnished in the operations hereunder shall be at the sole cost and expense of Lessee, and Lessee shall hold Lessor free and harmless from liability thereunder. Lessee shall keep the leased Premises fully protected against any and all liens of every character arising from or connected with Lessee's operations hereunder.

              Lessee, on behalf of Lessor, shall record a Notice of
Non-Responsibility with the Washoe County Recorder. A true copy of that document is attached hereto as Exhibit "A".

              12. ASSIGNMENTS AND SUBLEASES:

              (a) Neither party shall voluntarily assign this Lease without the prior written consent of the other party, unless the assignment is to a partnership in which one of the parties to this Lease is a general partner.

              (b) In the event that either party to this Lease wishes to assign this Lease to a corporation or other entity, which does not fall into subsection (a) above, said party shall provide the other party with written notice of such intent. Said written notice shall describe the financial structure and assets of the potential assignee in sufficient detail to permit the noticed party to evaluate the effect of the assignment on its interest in this Lease. The party giving such notice shall have thirty (30) days from its receipt of the notice to consent or refuse to consent to the assignment. Failure to give written consent or refusal within said thirty day period shall be deemed consent by the noticed party. In no event shall consent to any assignment be unreasonably withheld.

                                       11

              (c) In the event Lessee is contemplating an assignment such as described in subsection (b) above, Lessor shall have a prior right to regain Lessee's rights under the Lease, together with any and all related improvements, at the price and on the terms of the intended assignment.
       Lessor may exercise this right by notifying Lessee of its intent to do so by the end of the thirty day period described in subsection (b) above.
       Such notice shall also be deemed a refusal of consent to the assignment of Lessee's right to a third party. Subject to the provisions of this paragraph, all obligations hereunder shall be binding upon, and every benefit hereof shall inure to the heirs, executors, administrators, successors, and assigns of the respective parties hereto.

              13. INSURANCE:

              Lessee, at its own expense, prior to commencing operations on the leasehold, shall obtain and thereafter while operations are conducted on the
Premises and this Lease is in effect maintain adequate Workmen's Compensation
Insurance and deliver to Lessor evidence of same.

              Lessee, at its own expense prior to commencing operations on the leasehold, shall obtain and thereafter while this Lease is in effect maintain
Comprehensive Liability and Automobile Liability of not less than $500,000 combined single limit or equivalent for bodily injury, personal injury, and property damage as the result of any one occurrence, naming Lessor as additional insured as its interests may lie. Lessee shall tender to Lessor prior to taking possession of the leasehold or commencing any work, a certificate of insurance confirming coverage for the benefit of Lessor. Further, Lessee agrees that should any change in insurance carriers be effected, adequate notice and an additional certificate shall be delivered to Lessor accordingly.

              14. RESERVATION OF WATER RIGHTS:

                                       12

              Lessor believes that it owns water rights which are valuable in connection with the utilization of geothermal fluids for the generation of electrical energy and that those rights can only be protected by drilling a production well on or before February 1, 1989. In the event that Lessee is convinced of the value of Lessor's water rights, Lessee is willing to take the necessary action to preserve those rights including drilling a production well on or before February 1, 1989. Lessee will investigate the value of Lessor's water rights and what is necessary to preserve those rights and satisfy itself on both issues within ninety (90) days following the execution of this agreement.

              15. NOTICES:

              Lessor may give any notice or deliver any document hereunder to
Lessee by mailing the same by certified mail addressed to Lessee at:

                          Far West Capital, Inc.
                          1135 East South Union Avenue
                          Midvale, Utah  84042

or by delivering the same in person to the above-referenced address Lessee.
Lessee may give any notice or deliver any document hereunder to Lessor by mailing the same by certified mail addressed to Lessor at:

                          Bernice Guisti
                          Judith Harvey
                          Karen Thompson
                          1745 Aquila Avenue
                          Reno, Nevada  89509

or by delivering the same to Lessor in person. For purposes of this paragraph, either party may change its address by written notice to the other. In case of any notice or document delivered by certified mail, the same shall be deemed delivered when deposited in any U.S. Post Office, properly addressed as herein provided, with postage fully prepaid. Lessee may make any payment due Lessor to
Lessor personally or by mail at the address of Lessor given above.

                                       13

              16. INSPECTION BY LESSOR:

              Inspection of Property. Lessor, or his authorized agents or representatives, shall be entitled to enter upon the leasehold at all reasonable times for the purposes of inspection or other reasonable purposes associated with Lessor's rights as owner of the subject property.

              17. MISCELLANEOUS PROVISIONS:

              Binding Effect. This Lease shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors, and assigns.

              Applicable Law.  The terms and provisions of this Lease shall be interpreted in accordance with the laws of the State of Nevada.

              Entire Lease. This Lease terminates and replaces all prior agreements, either written, oral, or implied, between the parties hereto and constitutes the entire agreement between the parties.

              Recording Memorandum of Lease. The parties hereto agree to execute a Memorandum of this Lease (short form) for the purpose of recording same in the records of Washoe County, Nevada, so as to give public notice, pursuant to the laws of the State of Nevada, of the existence of this Lease.

              Void and Invalid Provisions. In the event any part or portion or provision of this instrument shall be found or declared to be null, void, or unenforceable for any reason whatsoever by any Court of competent jurisdiction or any governmental agency having authority thereover, then and in such event only such part, portion or provision shall be affected thereby, and such finding, ruling or decision shall not in any way affect the remainder of this instrument or any of the other terms or conditions hereof, which said remaining terms and conditions shall remain binding, valid, and subsisting and in full force and effect between the parties hereto, it

                                       14

being specifically understood and agreed that the provisions hereof are severable for the purposes of the provisions of this clause.

              Time of the Essence. Time is of the essence of this Lease and each and every part thereof. Confidentiality. Each party agrees, to the extent that it may, to retain all information, whether geological or financial, in strict confidence, delivering the same only to governmental entities which require it, or to financial, geological, or other similar consultants.

              Counterparts. This Lease may be executed in any number of
counterparts and all such counterparts shall be deemed to constitute a single
Lease and the execution of one counterpart by any party Lessor shall have the same force and effect as if such party had signed all the other counterparts.

              Warranty of Title. Lessor hereby warrants that it is the lawful owner vested in title in the property subject of the leasehold herein. Lessor makes no warranties or representations, however, with regard to mineral rights, geothermal rights, or the extent thereof and Lessee hereby assumes all risk with regard to title, validity, or extent of geothermal interests subject hereof.

              Cooperation. The parties agree to cooperate in the execution of any other documentation necessary to carry out the intent and terms of this
Lease.

              IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above
written.

LESSOR:                                  TRUSTEES AND BENEFICIARIES OF THE
                                         GUISTI LEASE

                                         ---------------------------------------
                                         BERNICE GUISTI

                                       15

                                         ---------------------------------------
                                         JUDITH HARVEY

                                         --------------------------------------
                                         KAREN THOMPSON

LESSEE:                                  FAR WEST CAPITAL, INC.

                                         By:____________________________________
                                                  Its:__________________________

                                       16

Mail Recorded Document To:

P. O. Box 2790                    EXHIBIT "A"
Reno, Nv 89505

                          NOTICE OF NON-RESPONSIBILITY
                          ----------------------------

NOTICE IS HEREBY GIVEN:

     1. That the GUISTI TRUST is the owner of real property more particularly described as:

          All that certain real property consisting of 60
          acres located in Washoe County, State of Nevada,
          more particularly described as the W 1/2 NE 1/4 SE
          1/4 and the SE 1/4 SE 1/4 Section 29, T. 18 N., R.
          20 E., M.D.B.&M.

     2. The owner of the real property described herein has entered into a certain Geothermal Resource Lease dated the 27th date of June, 1988 with Far
West Capital, Inc., a Utah corporation.

     3. This Notice of Non-Responsibility is given pursuant to the provisions of
NRS 108.234, as amended.

     4. None of the Trustees of Guisti Trust or the Trust itself shall be responsible for any building, structure or other improvements mentioned in or falling within the purview of the agreement described above, constructed, altered or repaired, and none of the same which may hereafter be constructed on the property during the term of the Geothermal Resource Lease are or shall for any reason be deemed to be constructed, altered, repaired or done at the instance of the owner of the said property.

     5. None of the Trustees of the Guisti Trust or the Trust itself shall be responsible for any construction, alteration or repair of any building, structure or other

improvements placed upon the real property or constructed on all or any portion of the real property, whether directly or indirectly, at the instance of any person or entity acting under or by virtue of any agreement with or at the instance of Far West Capital, Inc., a Utah corporation.

     6. The address of the owner of the real property is as follows:

                                  GUISTI TRUST
                                  c/o Judith Harvey, Trustee
                                  1745 Aquila Avenue
                                  Reno, Nevada   89509

     DATED this 28th day of June, 1988.

                                       /s/ Ross E. de Lipkau
                                       ---------------------
                                       ROSS E. de LIPKAU
                                       On Behalf of GUISTI TRUST

STATE OF NEVADA           )
                          :ss:
COUNTY OF WASHOE          )

     On this 28th day of June, 1988, personally appeared before me, ROSS E. de
LIPKAU, who acknowledged to me that he executed the foregoing Notice of
Non-Responsibility on behalf of the Guisti Trust.

                  LINDA B. ELLER
        Notary Public -- State of Nevada                 /s/ Linda B. Eller
[SEAL]  Appointment Recorded in Washoe County      -----------------------------
        MY APPOINTMENT EXPIRES FEB. 9, 1990        Notary Public